As filed with the Securities and Exchange Commission on June 10, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SELECTA BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-1622110
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
65 Grove Street
Watertown, Massachusetts 02472
(Address of Principal Executive Offices) (Zip Code)
Selecta Biosciences, Inc. 2016 Incentive Award Plan
Selecta Biosciences, Inc. 2016 Employee Stock Purchase Plan
(Full Title of the Plan)
Carsten Brunn, Ph.D.
President and Chief Executive Officer
Selecta Biosciences, Inc.
65 Grove Street
Watertown, Massachusetts 02472
(Name and Address of Agent for Service)
(617) 923-1400
(Telephone Number, including Area Code, of Agent for Service)
Copies to:
Peter N. Handrinos, Esq.
Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
(617) 948-6060
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,087,971 shares(2)	$3.77 (3)	$4,101,650.67	$533
Common Stock, par value $0.0001 per share	4,351,893 shares(4)	$3.77 (3)	$16,406,636.61	$2,130

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (this "Registration Statement") shall be deemed to cover any additional securities that may from time to time be offered or issued under the Selecta Biosciences, Inc. 2016 Employee Stock Purchase Plan (“ESPP”) and the Selecta Biosciences, Inc. 2016 Incentive Award Plan (the “Incentive Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 1,087,971 shares of Common Stock that may become issuable under the ESPP pursuant to its terms.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 5, 2020.

(4)	Consists of 4,351,893 shares of Common Stock that may become issuable under the Incentive Plan pursuant to its terms.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,087,971 shares of the common stock of Selecta Biosciences, Inc. (the “Registrant”) to be issued pursuant to the ESPP and an additional 4,351,893 shares of the Registrant’s common stock to be issued pursuant to the Incentive Plan. A Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (File Nos. 333-212215 and 333-224109) filed with the Securities and Exchange Commission, relating to the ESPP and Incentive Plan, are incorporated by reference herein.

Item 8. Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on June 29, 2016)

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on June 29, 2016)

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1+	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2 +	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of attorney (included on signature pages below)

99.1	Selecta Biosciences, Inc. 2016 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-2111555) filed on June 8, 2016)

99.2
Selecta Biosciences, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-211555) filed on June 8, 2016)

+ Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 10th day of June, 2020.

SELECTA BIOSCIENCES, INC.

By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer, and Director

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Selecta Biosciences, Inc. (the "Company"), hereby severally constitute and appoint the Chief Executive Officer of the Company, who is currently Carsten Brunn, Ph.D., and the Chief Financial Officer of the Company, who is currently Bradford D. Dahms, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carsten Brunn, Ph.D.	President and Chief Executive Officer, and Director	June 10, 2020
Carsten Brunn, Ph.D.	(Principal Executive Officer)

/s/ Bradford D. Dahms	Chief Financial Officer	June 10, 2020
Bradford D. Dahms	(Principal Financial and Accounting Officer)

/s/ Goran A. Ando, M.D.	Director	June 10, 2020
Goran A. Ando, M.D.

/s/ Timothy C. Barabe	Director	June 10, 2020
Timothy C. Barabe

/s/ Carrie S. Cox	Chairman of the Board	June 10, 2020
Carrie S. Cox

/s/ Scott D. Myers	Director	June 10, 2020
Scott D. Myers

/s/ Aymeric Sallin	Director	June 10, 2020
Aymeric Sallin

/s/ Timothy Springer, Ph.D.	Director	June 10, 2020
Timothy Springer, Ph.D.

/s/ Patrick Zenner	Director	June 10, 2020
Patrick Zenner